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                                                                    Exhibit 21.1

ENPRO INDUSTRIES, INC.*

Parent And Subsidiaries Of Registrant                                 Percentage
-------------------------------------                                 Of Voting
                                                        Place Of      Securities
Consolidated Subsidiary Companies                     Incorporation     Owned
---------------------------------                     -------------   ----------

  EnPro Industries, Inc.                              North Carolina    100.00
   Coltec Industries Inc                              Pennsylvania      100.00
     Coltec North Carolina Inc.                       North Carolina    100.00
     Coltec Automotive Inc                            Delaware          100.00
     Coltec Charitable Foundation, Inc.               Delaware          100.00
     Coltec do Brasil Produtos Industrias Ltda.       Brazil             89.00
     Garlock (Great Britain) Limited                  United Kingdom    100.00
     Coltec Industries France SAS                     France             25.00
       Cefilac, S.A.                                  France            100.00
       Liard, S.A.                                    France            100.00
     Coltec Industries Korea Inc                      Korea              89.00
     Coltec Industries Pacific Pte Ltd                Singapore         100.00
     Coltec International Services Co.                Delaware          100.00
       Coltec do Brasil Produtos Industrias Ltda.     Brazil             11.00
       Coltec Industries Korea Inc                    Korea              11.00
       Coltec Productos y Servicios S.A. de C.V.      Mexico             25.00
     Coltec Productos y Servicios S.A. de C.V.        Mexico             75.00
     Coltec Technical Services Inc                    Delaware          100.00
     EXH Automotive Holdings, Inc.                    Delaware          100.00
     FSS Divestiture Corp.                            Delaware          100.00
     Garlock Sealing Technologies LLC                 Delaware          100.00
       Coltec Industrial Products LLC                 Delaware          100.00
       Garlock Bearings LLC                           Delaware           96.30
       Garlock International Inc                      Delaware          100.00
         Garlock of Canada Ltd.                       Ontario, Canada   100.00
       Garlock de Mexico, S.A. de C.V.                Mexico             65.70
       Garlock Overseas Corporation                   Delaware          100.00
         Stemco Truck Products Pty Limited            Australia         100.00
       Garlock Pty Limited                            Australia          80.00
       Louis Mulas Sucs, S.A. de C.V.                 Mexico             67.30
       Mainland Sealing Products, LLC.                North Carolina    100.00
       Stemco LLC                                     Delaware          100.00
     Garrison Litigation Management Group, Ltd.       Delaware           90.30
       The Anchor Packing Company                     Delaware          100.00
     Glacier Garlock Bearings, Inc.                   Delaware          100.00
       Glacier Garlock Bearings do Brasil Ltda.       Brazil            100.00
       GIB Germany G.m.b.H.                           Germany           100.00
         YY110 Verwaltungsgesellschaft m.b.H.         Germany           100.00
         Glacier IHG Gleitlager G.m.b.H. & Co. K.G.   Germany           100.00
       Glacier Garlock Bearings S.r.l.                Italy             100.00
         Glacier Tristar S.A.                         Switzerland       100.00
         Glacier Bearings Benelux B.V.                Netherlands       100.00
           Glacier Nederland B.V.                     Netherlands       100.00
           Glacier Belgium S.A.                       Belgium           100.00
       Glacier Garlock Bearings S.r.o.                Slovakia          100.00
         Glacier Garlock Bearings (Gleitlager) m.b.H. Austria           100.00
       GIB Real Estate Germany G.m.b.H.               Germany           100.00
       GIB Holdings UK Limited                        United Kingdom    100.00
         Glacier Garlock Bearings Limited             United Kingdom    100.00
       Coltec Holdings SARL                           France            100.00
         Coltec Bearings SARL                         France            100.00
     Haber Tool Company                               Michigan          100.00
     Holley Automotive Systems G.m.b.H.               Germany           100.00
       Garlock G.m.b.H.                               Germany           100.00
       Coltec Industries France SAS                   France             75.00
       Cefilac, S.A.                                  France            100.00
       Liard, S.A.                                    France            100.00
     QFM Sales and Services, Inc.                     Delaware          100.00
     Salt Lick Railroad Company                       Pennsylvania      100.00



* The subsidiaries listed on this exhibit will be the subsidiaries of EnPro Industries, Inc. at the time of the distribution.


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